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                                                                   EXHIBIT 10.40

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this 29th day of September, 2000, by and among CEREUS TECHNOLOGY PARTNERS, INC., a Delaware corporation ("Assignor"), and VERSO TECHNOLOGIES, INC., a Minnesota corporation ("Assignee").

         WHEREAS, Assignor, Assignee and a wholly-owned subsidiary of Assignee, are parties to that certain Second Amended and Restated Agreement and Plan of Merger dated July 27, 2000 (the "Merger Agreement"); and

         WHEREAS, as a result of the consummation of the transactions contemplated by the Merger Agreement, Assignor desires to assign and delegate to Assignee all of Assignor's rights, duties and obligations (collectively, the "Assigned Rights") arising under those certain Registration Rights Agreements dated as of February 8, 2000, August 18, 2000, September 15, 2000 and September 27, 2000 to which Assignee and the investors signatory thereto are parties (collectively, the "Assigned Contracts"), and Assignee desires to accept said assignment and to assume Assignor's obligations under the Assigned Contracts, including, without limitation, the Assigned Rights.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed:

         1. ASSIGNMENT. Assignor hereby assigns to Assignee the Assigned Contracts and all of Assignor's rights thereunder, including, without limitation, the Assigned Rights.

         2. ACCEPTANCE AND ASSUMPTION. Assignee hereby accepts the foregoing assignment and assumes all of Assignor's obligations under the Assigned Contracts, including, without limitation, the Assigned Rights, and agrees to perform all covenants, stipulations, agreements and obligations of Assignor under the Assigned Contracts, as if such Assignee were an original party to each document, agreement and contract evidencing the Assigned Rights.


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         3. AGREEMENT BINDING; ADDITIONAL ACTIONS. This Assignment and
Assumption Agreement shall be binding upon the successors and assigns of the parties hereto. The parties shall execute and deliver such further and additional instruments, agreements and documents as may be necessary to evidence or carry out the provisions of this Assignment and Assumption Agreement.

         4. GOVERNING LAW. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

         IN WITNESS WHEREOF, each of Assignor and Assignee has caused this Assignment and Assumption Agreement to be executed and delivered on its behalf as of the day and year first above written.

                                       ASSIGNOR:

                                       CEREUS TECHNOLOGY
                                       PARTNERS, INC.



                                       By:   /s/ Juliet M. Reising
                                          ------------------------
                                          Its:  EVP and CFO
                                                ------------------


                                       ASSIGNEE:

                                       VERSO TECHNOLOGIES, INC.



                                       By:   /s/ Juliet M. Reising
                                          ------------------------
                                          Its: EVP and CFO
                                               -------------------

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